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Exhibit 5.16

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We make reference to the Registration Statement on Form F-10 to be filed by Agnico-Eagle Mines Limited with the United States Securities and Exchange Commission on March 12, 2007. We hereby consent to the incorporation by reference therein of our report dated February 21, 2006, except for note 13, as to which the date is March 15, 2006, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited incorporated by reference in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ ERNST & YOUNG LLP
March 12, 2007	Chartered Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM